Horizon Holding Corporation

1583 E. Silver Star Rd. #346

Ocoee, Florida 34761

PROXY STATEMENT

Relating to the Annual Meeting of

Stockholders to be held September 9, 2005

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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HORIZON HOLDING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Horizon Holding Corporation

1583 E Silver Star Rd # 346

Ocoee, Florida 34761

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Horizon Holding Corporation. The annual meeting will be held at the Marriott Hotel located at 1501 International Parkway, Lake Mary, Florida 32746 on the 9th day of September 2005, at 9:00 A.M., and thereafter as it may from time to time be adjourned.

Details of the business to be conducted at the annual meeting are provided in the attached Notice of Annual Meeting and Proxy Statement.

YOUR VOTE IS IMPORTANT. Whether or not you attend the annual meeting, please complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope. If you decide to attend the annual meeting and vote in person, you may do so.

I would like to express my appreciation for your continued interest in the affairs of the Company.

We look forward to seeing you at the annual meeting.

Sincerely,

/s/ Allan Woodlief
Allan Woodlief President, CFO

HORIZON HOLDING CORPORATION

NOTICE OF

2005 ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

DATE:	September 9, 2005
TIME:	9:00 a.m.
PLACE:	Marriott Hotel, 1501 International Parkway, Lake Mary, Florida 32746

Dear Stockholders:

At our annual meeting, we will ask you to:

1.	Elect five (5) directors to the Board of Directors;

2.	Ratify the selection of Tedder, James, Worden & Associates, P.A. as independent auditors for 2005;

3.	Transact any other business that may properly be presented at the annual meeting.

Record Date

If you were a stockholder of record at the close of business on July 25, 2005, you are entitled to notice of and to vote at the annual meeting. A list of stockholders entitled to vote at the meeting will be available during business hours for ten days prior to the annual meeting at our offices, 1583 E. Silver Star Rd #346, Ocoee, Florida 34761, for examination by any stockholder for any purpose germane to the annual meeting.

Proof of Ownership

Attendance at the annual meeting will be limited to stockholders of record or their authorized representative by proxy. If your shares are held through an intermediary, such as a bank or broker, you must present proof of your ownership of Horizon Holding Corporation shares at the annual meeting. Proof of ownership could include a proxy from the intermediary or a copy of your account statement, which confirms your beneficial ownership of Horizon Holding Corporation. Stockholders also must present a form of personal identification that includes a photograph in order to be admitted to the annual meeting.

By order of the Board of Directors,

/s/ Dwain Brannon
Dwain Brannon Chief Executive Officer

July 30, 2005

i

PROXY STATEMENT FOR HORIZON HOLDING CORPORATION

2005 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Did You Send Me This Proxy Statement?

The Board of Directors of Horizon Holding Corporation sent you this proxy statement and the enclosed proxy card because the board is soliciting your proxy to vote at the 2005 annual meeting of stockholders. This Proxy Statement summarizes the information you need to know to vote intelligently at the annual meeting. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about August 22, 2005 to all stockholders entitled to vote. Stockholders who owned the Company’s common stock at the close of business on July 25, 2004 are entitled to vote. On this record date, there were 12,894,729 shares of the Company’s common stock outstanding. Common stock is our only class of voting stock.

In this Proxy Statement, unless the context otherwise requires, “Horizon,” “we,” “our,” “us,” the “Company” and similar expressions, refer to Horizon Holding Corporation, a Delaware corporation.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote. The proxy card enclosed herewith indicates the number of the Horizon shares that you own.

How Do I Vote By Proxy?

Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the postage-paid envelope provided. Returning the proxy card will not affect your right to attend the annual meeting and vote.

If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors, as follows:

1.	“FOR” the election of the five (5) nominees for director; and

2.	“FOR” the ratification of Tedder, James, Worden & Associates as independent auditors for 2005; and

If any other matter is presented, your proxy will vote in accordance with his or her best judgment. At the time this Proxy Statement went to press, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this Proxy Statement.

May I Revoke My Proxy?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

1.	You may send in another proxy with a later date;

2.	You may notify Horizon Holding Corporation in writing before the annual meeting that you have revoked your proxy; or

3.	You may vote in person at the annual meeting.

How Do I Vote In Person?

If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on July 25, 2005, the record date for voting.

What Vote Is Required To Approve Each Proposal?

Proposal 1: Elect Five (5) Directors

The five (5) nominees for director who receive the most votes (a “plurality” as required by Delaware law) will be elected. So, if you do not vote for a particular nominee, or you indicate, “withhold authority to vote” for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. A “broker non-vote” (i.e., when a broker does not have authority to vote on a specific issue) will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.

Proposal 2: Ratify Selection of Auditors

The affirmative vote of a majority of the shares present in person or by proxy at the annual meeting is required to ratify the selection of independent auditors. Shares represented by proxy, which are marked “abstain,” will have the effect of a vote against Proposal 2. A broker non-vote will also have the effect of a vote against Proposal 2.

Quorum

A majority of the outstanding shares of common stock entitled to vote present in person or by proxy will constitute a quorum. Your broker is not entitled to vote on the proposals unless it receives instructions from you. Even if your broker does not vote your shares on the proposals, such broker non-votes will count as shares present for purposes of determining the presence or absence of a quorum for the transaction of business. Similarly, abstentions are also counted for determining if a quorum is present.

Is Voting Confidential?

As a matter of policy, we hold proxies, ballots and voting tabulations that identify individual stockholders confidential. That information is available for examination only by the inspectors of election who are employees appointed to tabulate the votes. The identity of the vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.

What are the Costs of Soliciting the Proxies?

We pay the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by telephone or telegraph or by Horizon officers and employees without additional compensation. We pay all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

How Can I Obtain an Annual Report on Form 10-KSB?

THE 2004 ANNUAL REPORT WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 15, 2005. IF YOU WOULD LIKE A COPY, WITHOUT CHARGE, PLEASE WRITE TO:

HORIZON HOLDING CORPORATION

1583 E SILVER STAR RD # 346

OCOEE, FLORIDA 34761

INFORMATION ABOUT HORIZON HOLDING CORPORATION

We are an online community for golfers that provides an e-commerce marketplace for the sale of golf-related equipment and apparel, golf-related news and information and e-commerce solutions for other golf-related businesses. We were incorporated under the name “DP Charters” in Nevada on December 18, 1997. On April 18, 2002, we changed our name to “Nomadic Collaboration International, Inc.” As a result of the merger the name of the Company changed to LiquidGolf Holding Corporation. On September 29, 2003 the Company completed a re-incorporation merger into a Delaware Corporation thus changing the state of incorporation from Nevada to Delaware. On August 12, 2004 a majority of the stockholders approved changing the name of the Company from LiquidGolf Holding Corporation to Horizon Holding Corporation to reflect its new business direction of diversifying its revenue streams. In November of 2004 the board of directors decided to discontinue the operations of Leather Craft due to a lack of sales sufficient to support the continued operation of Leather Craft. In addition the Company closed it retail golf operation and is going to focus on golf web site operations.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of July 25, 2005 with respect to the beneficial ownership of common stock by: (a) each shareholder known by the Company to be the beneficial owner of more than 5% of the Company common stock; (b) each director; (c) each executive officer named in the Summary Compensation Table; and (d) all executive officers and directors as a group.

	Shares Beneficially Owned(1)
Name and Address(2)	Number		Percent
Dwain Brannon	1,250,332	(3)	9.69%
Dwight Day	443,143		3.43%
Skip McElvery	130,707		1.01%
Larry Abraham	4,500		0.03%
William Parsons	11,333	(5)	0.09%
Allan Woodlief(6)	222,833		1.72%
John and Brandy Puls(7)	937,707	(8)	6.85%
Peter Vole(9)	556,651	(10)	4.28%
Harmon Burns(11)	4,388,451	(12)	28.69%
All officer and directors as a group (6 persons)	1,914,848	(4)	17.69%

(1)	Based on 12,894,729 shares actually outstanding, and additional shares deemed to be outstanding as to a particular person in accordance with the following applicable rules of the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities that are exercisable within 60 days of the date of December 31, 2004, are deemed outstanding for computing the percentage of the person holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the tables have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Unless otherwise noted, the address of each person listed is c/o Horizon Holding Corporation, 1583 E. Silver Star Rd # 346, Ocoee, Florida 34761

(3)	Includes 1,000,000 shares of restricted common stock in the Company granted under the Company’s 2003 Restricted Stock Plan pursuant to an employment agreement between Mr. Brannon and the Company entered into on May 30, 2003.

(4)	Includes: (a) 50,690 shares of common stock issuable pursuant to warrants exercisable within the next 60 days; and (b) 1,202,000 shares of restricted common stock issues under the Company’s 2003 Restricted Stock Plan.

(5)	Includes 127,707 shares of common stock owned by Mr. McElvery’s spouse.

(6)	Includes 202,000 shares of restricted common stock in the Company granted pursuant to the Company’s 2003 Restricted Stock Plan.

(7)	Mr. and Mrs. Puls’ address is 5138 Longfellow, Tampa, FL 33629.

(8)	Includes 800,000 shares of common stock issuable pursuant to warrants exercisable within the next 60 days.

(9)	Mr. Vole’s address is 37 Kings Cross Drive, Linconshire, IL 60069.

(10)	Includes: (a) 19,242 shares of common stock held by V.I.P. Holdings Company, of which Mr. Vole is the president and controlling stockholder; and (b) 102,038 shares of common stock issuable pursuant to warrants exercisable within the next 60 days.

(11)	Harmon Burns’s address is c/o Franklin Templeton Trust Co., 1 Franklin Pkwy 970/2, San Mateo, CA 94403.

(12)	Includes 2,400,000 shares of common stock issuable pursuant to warrants exercisable within the next 60 days.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors

The Board of Directors oversees the business and affairs of the Company and monitors the performance of management. In accordance with corporate governance principles, the Board of Directors does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chairman of the Board, other key executives and our principal external advisors (legal counsel, outside auditors and other consultants), by reading reports and other materials that we send to them and by participating in board and committee meetings.

The Board of Directors met 5 times during fiscal year 2005. Attendance at the board and committee meetings was at least 75% for each director.

On August 13, 2003, Dwain Brannon, Skip McElvery and Dwight Day were elected to the board of directors. On August 12, 2004 Larry Abraham and William Parsons were elected to the board of directors. Biographies for each of Messrs. Brannon, Abraham, McElvery, Day and Parsons are set forth under “Proposal 1: Elect Five (5) Directors.”

Director Attendance at Annual Meeting of Stockholders

The Company encourages all incumbent directors, as well as all nominees for election as directors, to attend the annual meeting of stockholders. Three of the Company’s then incumbent directors attended the Company’s annual meeting in August 2004.

The Committees of the Board

We have established an Audit Committee, Executive Compensation Committee and a Restricted Stock Plan Distribution Committee.

The Audit Committee

The Audit Committee approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to our financial reporting. In addition, the Audit Committee reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers and reports to the Board of Directors with respect to other auditing and accounting matters, fees to be paid to our independent auditors and the performance of our independent auditors. The Audit Committee consists of Messrs. Day and Parsons. The Board of Directors has not adopted a written charter of the Audit Committee. Messrs. Day and Parsons are non-employee directors, and are considered “independent” as that term is defined by Rule 4200(a)(15) of the NASD’s listing standards. The Audit Committee met two times in 2004 The Board of Directors has determined that it does not have a “financial expert,” as defined in Item 401 of Regulation S-B. We believe that the cost related to retaining a financial expert at this time is prohibitive.

The Executive Compensation Committee

The Executive Compensation Committee reviews and recommends to the Board of Directors the salaries, and benefits of all employees, consultants, directors and other individuals compensated by us. The Executive Compensation Committee currently consists of Messrs. Day and McElvery, both of whom are independent, non-employee directors. None of our executive officers or directors presently serve, or has served, on the Executive Compensation Committee of another company whose executive officers or directors served on our Board of Directors. Members of our Board of Directors own our common stock, as further described in, the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement. The Executive Compensation Committee met one time in 2004.

The Restricted Stock Plan Distribution Committee

The Restricted Stock Plan Distribution Committee selects eligible persons to receive restricted stock awards under the Company’s 2003 Restricted Stock Plan, determines the number of restricted stock awards to be granted, the number of shares of common stock to which such restricted stock awards will relate, specifies times at which restricted stock awards will be vested, sets other terms and conditions of restricted stock awards, prescribes forms of restricted stock award agreements, interprets and specifies rules and regulations relating to the 2003 Restricted Stock Plan, and makes all other determinations that may be necessary or advisable for the administration of the 2003 Restricted Stock Plan. Members of our Restricted Stock Plan Distribution Committee include Messrs. Brannon, Day and McElvery. The Restricted Stock Plan Distribution Committee met one time in 2004.

The Nominating Committee

We do not currently have a standing nominating committee. Although we are not required to appoint and maintain a standing nominating committee, our full board of directors has evaluated the nomination process and abides by certain principals in the nomination of director candidates. In particular, when evaluating potential director nominees, the board considers the following factors:

•	The appropriate size of the Company’s Board of Directors;

•	The needs of the Company with respect to the particular talents and experience of its directors;

•	The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the board;

•	Experience in political affairs;

•	Experience with accounting rules and practices; and

•	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new board members.

The Company’s goal is to assemble a board of directors that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the board of directors may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The board does believe it appropriate for members of the board to meet the criteria for an “audit committee financial expert” as defined by rules of the Securities and Exchange Commission; however, the Company has thus far been unable to find an appropriate candidate with such qualifications. The Company also believes it appropriate for certain key members of the Company’s management to participate as members of the board from time to time.

The Board of Directors identifies nominees by first evaluating the current members of the board willing to continue in service. Current members of the board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the board does not wish to continue in service or if the board decides not to re-nominate a member for re-election, the board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the board of directors are polled for suggestions as to individuals meeting the criteria described above. The board may also engage in research to identify qualified individuals. To date, the Company has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary.

Code of Ethics

The Company has adopted the Horizon Holdings Corporation Code of Ethics (the “Code of Ethics”) which applies to our Chief Executive Officer, Chief Financial Officer and other finance organization employees. The Code of Ethics is publicly available on our website at www.liquidgolf.com. If we make any substantive amendments to the Code of Ethics or grant to our Chief Executive Officer or Chief Financial Officer any waiver, including any implicit waiver, from a provision of the Code of Ethics, we will disclose the nature of such amendment or waiver on that website or in a report on Form 8-K.

Stockholder Communications with the Board of Directors

Historically, the Company has not adopted a formal process for stockholder communications with the board. Nevertheless, every effort has been made to ensure that the board or individual directors, as applicable, hear the views of stockholders and that appropriate responses are provided to stockholders in a timely manner. Any matter intended for the board, or for any individual member or members of the board, should be directed to the Company’s Chief Executive Officer and Chairman of the Board of Directors, Dwain Brannon, with a request to forward the same to the intended recipient. All such communications will be forwarded unopened.

Director Compensation

Non-employee directors are paid a monthly retainer of $1,000 for serving on the Board of Directors, $500 each meeting attended, and $250 per meeting if a member is unable to attend in person but attends telephonically. Each Board member also receives 1,500 shares of our common stock per quarter of service. We also reimburse directors for reasonable travel expenses incurred in connection with traveling to meetings, including first class air travel and accommodations. Currently payment of the directors compensation plan has been suspended until the Company has the funds to begin these payments again.

The Executive Officers

Currently, our executive officers consist of: Mr. Dwain Brannon as Chief Executive Officer, President and Secretary, and Mr. Allan Woodlief as Chief Financial Officer. Mr. Brannon’s biography is included in “Proposal 1: Elect Five (5) Directors,” below. Mr. Woodlief’s biography is set forth below:

Allan Woodlief, Age 48 – Mr. Woodlief has served as our Chief Financial Officer since January 2004. Mr. Woodlief has served as Vice President and Chief Financial Officer of LiquidGolf Corporation, one of our wholly owned subsidiaries, since July 1999. Prior to joining LiquidGolf Corporation, Mr. Woodlief served for 14 years with IKON Office Solutions and recently served as Chief Financial Officer of the Florida division of IKON Office Solutions.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5, and amendments to these forms furnished to us, each of the following parties, who are subject to the reporting requirements of Section 16(a) of the Exchange Act, were delinquent in filing all such required reports with respect to fiscal year 2004:

Allan Woodlief – Mr. Woodlief failed to file a Form 4 regarding shares received pursuant to our 2003 Restricted Stock Plan.

Dwight Day – Mr. Day failed to file a Form 4 regarding shares received as compensation for his service on the Board of Directors.

Skip McElvery – Mr. McElvery failed to file a Form 4 regarding shares received as compensation for his service on the Board of Directors.

Harmon Burns – Mr. Burns failed to file a Form 3 regarding shares he acquired that increased his ownership over ten percent of the outstanding stock of the company.

The Company has taken steps to educate its officers, directors and ten percent owners regarding their personal reporting obligations and has provided them with additional information to prevent further delinquent filings.

Executive Compensation

We did not have any other executive officers or other employees serving at the end of fiscal year 2004 whose total annual salary and bonus exceeded $100,000. The following table sets forth certain information regarding the compensation our Chief Executive Officer for 2004, 2003 and 2002.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Restricted Stock Awards (1)	All Other Compensation
Dwain Brannon Chief Executive Officer, Secretary and Director	12/31/04	$99,092		—	—

Dwain Brannon Chief Executive Officer, Secretary and Director	12/31/03	$90,000		1,000,000

Ricardo Garcia de Paredes Carbone Chief Executive Officer	12/31/02	-0-		—	—

(1)	Represents shares received pursuant to the Company’s 2003 Restricted Stock Plan.

Certain Relationships and Related Transactions

From December 2001 through May 2002, PanAmerica Capital Group, Inc., a principal stockholder of Nomadic Collaboration, beneficially owned 160,000 pre-Reverse Stock Split shares of the Nomadic’s common stock issued in November 2001 in consideration for certain business advisory services provided to Nomadic Collaboration. From December 2001 through May 2002, PanAmerica advanced $490,000 to the Company pursuant to a promissory note. The promissory note bore interest at 10% per annum, was due on demand and was unsecured. On September 18, 2002, the promissory note of $490,000 plus accrued interest of $12,250 was converted into a convertible promissory note in the amount of $502,250. The convertible promissory note bore interest at 10% per annum and was convertible into common stock at a conversion price of $0.04 per share (or $6.00 per share after giving effect to the Reverse Stock Split), being the market rate for the Company’s common stock over the prior 30-day period. On September 27, 2002, the convertible promissory note of $502,250 was converted into 12,556,250 shares of common stock of the Company, or 83,709 shares after giving effect to the Reverse Stock Split

From October to November 2002, the Company was advanced funds and subsequently issued a convertible promissory note in the principal amount of $46,100 and a demand promissory note in the principal amount of $7,000 to PanAmerica Capital Group, Inc., a principal stockholder of Nomadic Collaboration. The convertible note was unsecured, bore interest at 8% per annum and was due on November 6, 2003. The demand promissory note was unsecured, bore interest at 8% per annum, and was due on demand. The principal amount and accrued interest under the convertible promissory note was convertible into shares of common stock at a price of $6.00 per share after giving effect to the Reverse Stock Split. The Company paid both notes in full on June 30, 2003.

As of June 30, 2003, PanAmerica had advanced approximately $77,000 in additional funds to the Company. The Company paid PanAmerica approximately $131,000 in full satisfaction of all outstanding notes and advances. At that period of time, Ricardo Garcia de Paredes Carbone, the Company’s former President, was an employee of PanAmerica.

Following the merger with Nomadic Collaboration, the independent directors of the Company approved and entered into an investment banking agreement with PanAmerica. Pursuant to the agreement, PanAmerica provides general business advice and assists the Company in all of its financial activities including, but not limited to, capital raising, mergers and acquisitions and future financing activities. The term of the investment banking agreement is two years, and the Company has issued 1,800,000 shares of common stock as compensation to PanAmerica.

Mr. Dwain Brannon was the Chief Executive Officer of LiquidGolf Corporation and has served in that position since July 2000. Mr. Brannon was Chief Operating Officer and Director for LiquidGolf Corporation from its inception in November 1998 until July of 2000. Following the Acquisition, Mr. Brannon was appointed to Chief Executive Officer of the Company on May 29, 2003.

BENEFIT PLANS

2003 Restricted Stock Plan

On June 30, 2003, our Board of Directors adopted the Horizon Holding Corporation 2003 Restricted Stock Plan (the “2003 Plan”) and recommended that it be submitted to our stockholders for their approval at the 2003 Annual Meeting. The terms of the 2003 Plan provide for grants of restricted stock awards. The purpose of the 2003 Plan is to provide a means through which the Company and its subsidiaries may attract key personnel to enter into and remain in the employ of the Company and its subsidiaries, as well as to provide a means whereby those key persons upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of the Company and promoting the mutuality of interests between those key individuals and the Company’s stockholders. The effective date of the 2003 Plan was the date of the 2003 Annual Stockholders Meeting (August 13, 2003).

Under the plan, the total number of shares of common stock that may be subject to the granting of awards under the plan during the term of the plan shall be equal to 1,500,000 shares, plus the number of shares with respect to which awards previously granted thereunder that are forfeited or cancelled or terminated. As of December 31, 2004, we have granted 1,000,000 shares of restricted stock under the Plan to Dwain Brannon, 202,000 shares of restricted stock under the plan to Allan Woodlief, and 102,000 shares of restricted stock under the plan to Dan McIlroy, our warehouse manager. The 35,000 shares of restricted stock issued under the plan to Bradford Doyle, our former operations manager was forfeited when Mr. Doyle employment ended. The 35,000 shares were combined with an additional 15,000 shares under the plan and the 50,000 share of restricted stock under the plan were issued to Darren DeCarlo operations manager.

EMPLOYMENT AGREEMENTS

We have entered into an employment agreement with Mr. Dwain Brannon, the Company’s Chief Executive Officer. Mr. Brannon’s employment agreement was effective as of May 29, 2003, and expires December 31, 2005, unless sooner terminated or extended pursuant to the terms therein. The initial annual base salary under the employment agreement is $90,000. Commencing on January 1, 2004, and January 1, 2005, Mr. Brannon’s annual base salary shall be increased by $12,000 and $18,000 respectively. Mr. Brannon’s base salary shall be reviewed annually, and may be increased for merit in the discretion of our Board of Directors. Additionally, bonuses may be paid to Mr. Brannon at the discretion of the Board of Directors; however, Mr. Brannon shall be deemed to have earned a bonus equivalent to 100% of his annual base salary in the years 2003, 2004, and 2005, if our total revenues exceed $1,000,000, $5,000,000, and $10,000,000 respectively.

As additional compensation, subject to employment for a minimum of two years, we granted Mr. Brannon 1,000,000 shares of our common stock. Mr. Brannon receives non-accountable automobile allowance in the amount of $400 per month. In the event we terminate Mr. Brannon without cause, or he voluntarily terminates his employment for “good cause,” as that term is defined in the employment agreement, the Company shall pay Mr. Brannon: (i) any unpaid base salary accrued through the effective date of termination; and (ii) an amount equal to the product of (x) the sum of Mr. Brannon’s then base salary plus the amount of the highest annual bonus or other incentive compensation payment made by the Company to Mr. Brannon, multiplied times (y) three.

PROPOSAL 1: ELECT FIVE (5) DIRECTORS

The board has nominated five (5) directors for election at the annual meeting to serve until the next meeting of Stockholders, or until their successors are elected and qualified.

If any of the nominees should become unavailable, your shares will be voted for a board-approved substitute, or the board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the board may fill the vacancy until the next annual meeting.

Nominees

The nominees’ names and certain information about each of them is set forth below.

Name	Age	Current Position	Director Since
Dwain Brannon (1)	45	Chairman of the Board, Director, President and Secretary	2003
Larry Abraham(1)	67	Director	2004
Dwight Day (1)	43	Director	2003
Skip McElvery(1)	60	Director	2003
William Parsons(1)	59	Director	2004

(1)	Member of the Audit Committee, the Executive Compensation Committee or Restricted Stock Plan Distribution Committee of the Board of Directors.

Dwain Brannon — Mr. Brannon was elected Chief Executive Officer of the Company on May 29, 2003. From 1998 to the present, Mr. Brannon has been the president and owner of Brannon Capital, a consulting firm. Mr. Brannon has been a director of Spectrum Sciences & Software Holdings Corp. since July 2002. From 2000 to the present Mr. Brannon has been president of LiquidGolf Corporation, an online golf equipment retailer. From 1996 to 1998 Mr. Brannon was a salesman for MarketShare, Inc., an advertising company. Mr. Brannon earned an A.A. degree in Marketing and Merchandising from Spartanburg Methodist College in 1981.

Dwight Day — Mr. Day was elected to the Board of Directors of BAC International in 2002. Mr. Day has served as Vice President of Mechanical Associates, Inc. since 2001, and HVAC Contractors Supply since 1994. Additionally, Mr. Day has been President of KMA Mechanical from 1991 to the present.

Skip McElvery — Mr. McElvery has been President of Tower Parking Solutions, Inc. since its inception in April 2003. Since January 2002, Mr. McElvery has and continues to serve in the office of Vice President for Synergy Structure Systems. From January 1998 to December 2002, Mr. McElvery was the National Installation Director for Commercial Cabling Contractors, Inc. Mr. McElvery attended Pace College in Pleasantville New York.

Larry Abraham — Mr. Abraham has been the president of AMDG, Ltd., since 1983. Mr. Abraham has been the Chairman for PanAmerican Capital Group since 1998 and is also the Chairman of Bell House Ventures. Additionally, Mr. Abraham sits on various boards of directors and is a partner in two Venture Capital partnerships. Mr. Abraham attended Ganzaga University in Spokane and University of Puget Sound, Tacoma Washington.

William T. Parsons — Mr. Parsons was a Partner with Arthur Anderson from 1992-2002. Mr. Parsons is currently an Executive Vice President and Partner with SENN-Delaney Leadership, where he has been since 2002. In addition, Mr. Parsons is the general partner of Parsons Partners. Mr. Parsons received his Bachelor of Science degree at Clarkson University and his Masters in Business Administration from UCLA.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR”

THE ELECTION OF THE FIVE (5) NOMINEES FOR DIRECTOR.

PROPOSAL 2: RATIFY SELECTION OF INDEPENDENT AUDITORS FOR 2005

We are asking you to ratify the Board’s selection of Tedder, James, Worden & Associates, P.A., certified public accountants, as independent auditors for 2005. The Audit Committee recommended the selection of Tedder, James to the Board of Directors. Tedder, James has served as the independent auditors of the Company since March 31, 2003.

A representative of Tedder, James, Worden & Associates, P.A. will attend the annual meeting with the opportunity to make a statement if he or she desires to do so, and shall be available to respond to appropriate questions.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION

OF THE SELECTION OF TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.

AS INDEPENDENT AUDITORS FOR 2005.

Audit Committee Report

The primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s internal controls and financial statements and the audit process. The Company does not have an audit committee charter. The audit committee members consist of Dwain Brannon, Dwight Day, Skip McElvery and William Parsons.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Tedder, James, Worden & Associates, P.A., certified public accountants, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees, as currently in effect, and has discussed with the auditors the auditors’ independence.

Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee with regard to its oversight functions referred to below, the

Committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-KSB for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that Tedder, James, Worden & Associates, P.A., certified public accountants, is in fact independent.

Respectfully submitted,

THE AUDIT COMMITTEE

Dwight Day Skip McElvery William Parsons

Independent Auditor Fees

The Company’s board of directors reviews and approves audit and permissible non-audit services performed by its independent accountants, as well as the fees charged for such services. In its review of non-audit service fees and its appointment of Tedder, James Worden & Associates, P.A. as the Company’s independent accountants, the board of directors considered whether the provision of such services is compatible with maintaining independence. All of the services provided and fees charged by Tedder, James Worden & Associates, P.A. in 2003 were approved by the board of directors. The following table presents fees for audit services rendered by Tedder, James, Worden & Associates, P.A. for the audit of the Company’s annual financial statements for the years ended December 31, 2004 and December 31, 2003 and fees billed for other services rendered by Tedder, James, Worden & Associates, P.A. during those periods.

	Fiscal 2004	Fiscal 2004
Audit Fees(1)	$46,500	$35,373
Audit-Related Fees(2)	-0-	-0-
Tax Fees(3)	8,123	-0-

Subtotal	$54,623	$35,373
All other Fees(4)	-0-	-0-

Total	$54,623	$35,373

(1)	Audit Fees – Audit fees billed to the Company by Tedder, James, Worden & Associates, P.A. for auditing the Company’s annual financial statements and reviewing the financial statements included in the Company’s Quarterly Reports on Form 10-QSB.

(2)	Audit-Related Fees – There were no other fees were billed by Tedder, James, Worden & Associates, P.A. during the last two fiscal years for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under “Audit Fees” above.

(3)	Tax Fees – Tax fees billed to the Company by Tedder, James, Worden & Associates, P.A. include the preparation of all state and federal returns for 2003. The Company anticipates billings by Tedder, James, Worden & Associates, P.A. for the preparation of all state and federal returns for 2004 to be approximately $7,500.

(4)	All Other Fees – There were no other fees billed by during the last two fiscal years for products and services provided.

Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to 12 months from the date of pre-approval and any pre-approval is detailed as to the particular service or category of services. The Audit Committee may delegate pre-approval authority to one or more of its members when expedition of services is necessary. The Audit Committee has determined that the provision of non-audit services by Tedder, James, Worden & Associates, P.A. is compatible with maintaining its independence.

* * * * *

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2004, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITH FINANCIAL STATEMENTS AND THE SCHEDULES THERETO BUT WITHOUT ANY OTHER EXHIBITS, WILL BE MAILED TO THE STOCKHOLDERS OF THE COMPANY UPON REQUEST AND WITHOUT CHARGE.

For Further information on obtaining the 2004 Annual Report, see “How Can I Obtain an Annual Report on Form 10-KSB,” above at page 3.

* * * * *

OTHER MATTERS

Management does not know of any matters to be presented for action at the meeting other than the election of directors, the ratification of the independent auditors, and the approval of the name change, as further described in the Notice of Annual Meeting of Stockholders. However, if any other matters come before the annual meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

INFORMATION ABOUT STOCKHOLDER PROPOSALS

Any stockholder who desires to present a proposal qualified for inclusion in our proxy materials relating to our 2006 annual meeting must forward the proposal to the Secretary at the address set forth below in time to arrive at our offices no later than May 1, 2006. This May 1, 2006 deadline will change in accordance with the rules and regulations promulgated by the Securities and Exchange Commission if the date of the 2006 annual meeting is 30 calendar days earlier or later than September 9, 2006. Stockholder proposals to be considered at the 2006 annual meeting but not to be included in the proxy statement for that meeting will be considered untimely after July 15, 2006. The notice provided by the stockholders must contain:

A complete and accurate description of the proposal;

•	a statement that the stockholder (or the stockholder’s legal representative) intends to attend the meeting and present the proposal and that the stockholder intends to hold the record of securities entitled to vote at the meeting through the meeting date;

•	the stockholder’s name and address and the number of shares of our voting securities that the stockholder holds of record and beneficially as of the notice date; and

•	a complete and accurate description of any material interest of such stockholder in such proposal.

All stockholder proposals are subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended (regardless of whether included in the proxy materials), and applicable Delaware law.

Our Bylaws do not provide separate or additional procedures for stockholders to nominate directors or to bring business before the stockholders.

If you wish to submit a stockholder proposal for the 2005 annual meeting of Stockholders or if you would like a copy of our Bylaws (without charge), please write to Horizon Holding Corporation at 1583 E. Silver Star Rd # 346, Ocoee, Florida 34761.

By order of the Board of Directors,

/s/ Dwain Brannon
Dwain Brannon Chief Executive Officer

July 30, 2005

HORIZON HOLDING CORPORATION

PROXY FOR 2005 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 9, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Horizon Holding Corporation (the “Company”) hereby constitutes and appoints Mr. Dwain Brannon as attorney and proxy, with the power to appoint a substitute, and hereby authorizes him to represent and vote, as designated below, all of the shares of common stock of the Company which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held September 9, 2005, or at any and all adjournments or postponements thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting of Stockholders and the Proxy Statement dated July 30, 2005.

Proposal 1:	To consider and act upon a proposal to elect five (5) directors to hold office until the next meeting or until their successors are elected and qualified
☐ FOR ELECTION OF ALL NOMINEES (except as shown below)
☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES
INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THROUGH THE NOMINEE’S NAME BELOW:

Dwain Brannon
Dwight Day
Skip McElvery
Larry Abraham
William Parsons

Proposal 2:	To appoint Tedder, James, Worden & Associates, P.A. as independent auditors for 2005.
☐ FOR APPOINTMENT ☐ AGAINST APPOINTMENT ☐ ABSTAIN

Proposal 3:	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.
☐ AUTHORIZED TO VOTE ☐ ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED, AND FOR THE INDEPENDENT AUDITORS.

SIGNATURE(S): (Please sign exactly as your name appears on the proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or partner, please give full title as such. If a corporation, please sign in full corporate name by president or by other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Date: